SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: August 28, 2002

HYSEQ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22873	36-3855489

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

670 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 524-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5.	OTHER EVENTS.

Hyseq, Inc. and its landlord The Irvine Company (“Irvine”) have entered into an amendment of the lease on the property at 985 Almanor Ave. The amendment provides for a rent deferral of approximately $4.9 million over the next three years, starting June 1, 2002. Irvine will completely forgive the deferred rent if Hyseq completes its planned building improvements, which are budgeted for at least $9.8 MM, by May 31, 2005. Otherwise Hyseq will repay the deferred rent, plus interest, over a four-year period beginning June 1, 2005 in equal monthly installments of amount of One Hundred Forty-Eight Thousand One Hundred Fifty Dollars ($148,150.00)

Other terms of the amendment include extending the term of Hyseq’s existing $4 million letter of credit until the end of the lease term, and early reinstatement of the original rental rates if Hyseq raises $75 million in cash as a result of a single public or private offering, with the amount of rent deferred up to that date coming due immediately.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYSEQ, INC. (Registrant)

By:	/s/ Peter S. Garcia

Peter S. Garcia Senior Vice President and Chief Financial Officer

Dated: September 6, 2002